EXHIBIT 16



June 19, 1998


Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C. 20548



Ladies and Gentlemen:


We have read and agree with the comments in Item 4 of the Form 8-K/A of U-Ship, Inc. dated June 19, 1998.


Very truly yours,


/s/    Arthur Andersen LLP
       Arthur Andersen LLP